Western Alliance Bancorporation

FOR IMMEDIATE RELEASE
July 11, 2007

CONTACTS:
Media:
Robert Sarver
602.952.5445

Hal Erskine
302.655.5846

Investors:
Dale Gibbons
702.248.4200

Western Alliance Bancorporation Announces
Entry into Affinity Credit Card Market

Las Vegas – July 11, 2007 — Western Alliance Bancorporation (NYSE:WAL) today announced its entry into the affinity credit card market. PartnersFirst Affinity Services, a division of its Torrey Pines Bank affiliate, was formed to focus on affinity credit card marketing using an innovative model and approach. With its headquarters in San Diego and an office in Wilmington, Delaware, PartnersFirst offers credit card solutions incorporating the major network associations, world-class processing platforms, state of the art targeted marketing capabilities, and new partner/issuer economic structures.

This organization is led by a management team formerly affiliated with the major players in this industry. Headed by James H. (“Hal”) Erskine, the group of seven initial officers has considerable experience in affinity program marketing, relationship management, information technology and finance.

“I’m delighted that Hal and his team have joined with us to deliver a new value proposition to affinity groups. As key members of the team that delivered extraordinary success for their former financial institutions, we believe they can create exceptional value for shareholders of WAL,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. “By approaching this business with an affinity-group centric model, we believe we can offer a higher level of service and partner participation than other card providers. PartnersFirst follows the same principles that have made Western Alliance Bancorporation a success – providing the expertise and sophistication of a large institution with the management access and responsiveness of a small one.”

Hal Erskine said, “With our focus on small to medium sized affinity partners, PartnersFirst will deliver unsurpassed value to high-loyalty affinity groups. PartnersFirst will meet this promise with revolutionary and state of the art marketing, service, and technological capabilities, all wrapped by a new and exciting financial proposition. Our company name underscores our mission and commitment to put our partners first. As part of Western Alliance, PartnersFirst has the financial capacity to service our prospective client base and give affinity groups a true partnership with their issuing bank.”

Sarver continued, “I am impressed that Hal and his team have demonstrated their confidence in making PartnersFirst a resounding success by expressing a willingness to invest their own money in this new venture.  This should result in an exceptionally motivated team that will do what it takes to make this organization a ‘win-win’ for our new affinity partners and shareholders of Western Alliance.”

Robert Sarver, Hal Erskine and Chief Financial Officer Dale Gibbons will host a teleconference call at 2:00 pm ET on Thursday, July 12. The slide presentation is available on the investor relations page of the company’s website, www.westernalliancebancorp.com. Participants may access the call by dialing 877-407-0778 and may view a slide presentation webcast at http://www.vcall.com/IC/CEPage.asp?ID=118670. The conference audio will be available for replay by dialing 877-660-6853 after 5:00 p.m. July 12 until 11 p.m. July 19 using account number 286 and ID number 248243. The webcast archive will be available using the link http://www.vcall.com/IC/CEPage.asp?ID=118670.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this presentation to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, and card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.